                                                                           (e) 2


Exhibit A to Nuveen Mutual Funds                  NUVEEN

Dealer Distribution and                           John Nuveen & Co. Incorporated
Shareholder Servicing Agreement                   333 West Wacker Drive
Policies and Procedures With Respect to           Chicago, IL 60606-1286
Sales of Multiple Classes of Funds                (312) 917-7700


The Nuveen non-money market open-end mutual funds (the "Funds") have one or more of the following classes of shares generally available to the public: Class A Shares, which are normally subject to an up-front sales charge and a service fee; Class B Shares, which are subject to an asset-based sales charge, a service fee, and a declining contingent deferred sales charge ("CDSC"); and Class C Shares, which are subject to an asset-based sales charge, a service fee, and a 12-month CDSC. It is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, John Nuveen & Co. Incorporated, underwriter for the Nuveen Mutual Funds, has instituted the following policies with respect to orders for Fund shares. These policies apply to each Authorized Dealer which distributes Fund shares.

1. Purchase orders for a single purchaser equal to or exceeding $1,000,000 should be placed only for Class A shares, unless such purchase for Class B or Class C Shares has been reviewed and approved by the Authorized Dealer's appropriate supervisor.

2. Any purchase order for less than $1,000,000 may be for Class A, Class B or Class C Shares in light of the relevant facts and circumstances, including:

     a)   the specific purchase order dollar amount;

     b)   the length of time the investor expects to hold his or her Shares;

     c)   whether the investor expects to reinvest dividends; and

     d) any other relevant circumstances such as the availability of purchases under a letter of intent, a combined discount or a cumulative discount, as described in the Prospectus for the Fund, and any anticipated changes in the funds net asset value per share.

There are instances when one method of purchasing Shares may be more appropriate than the other. For example, investors who would qualify for a significant discount from the maximum sales load on Class A Shares might determine that payment of such a reduced up-front sales charge is preferable to the payment of a higher ongoing distribution fee on Class B or Class C Shares. On the other hand, investors who prefer not to pay an up-front sales charge may wish to defer the sales charge by purchasing Class B or Class C Shares. Those who plan to redeem their shares within 5 years might consider Class C Shares, particularly if they do not expect to reinvest dividends in additional shares. Note that, if an investor anticipates redeeming Class B Shares within a short period of time such as one year, that investor may bear higher distribution expenses than if Class A Shares had been purchased. In addition, investors who intend to hold their shares for a significantly long time may not wish to bear the higher ongoing-asset-based sales charges of Class B or Class C Shares, irrespective of the fact that the CDSC that would apply to a redemption of Class B Shares is reduced over time and is ultimately eliminated, and that the CDSC that would apply to a redemption of Class C Shares is relatively short in duration and small in amount.

Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of shares of the Funds advise the investor of the available pricing structures offered by the Funds and the impact of choosing one method over another, including breakpoints and the availability of letters of intent, combined purchases and cumulative discounts. In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

These policies are effective immediately with respect to any order for the purchase of shares of the Funds.


October 4, 1996

Exhibit A (Page 2)

==================================================================================================================================
                                                       A SHARE              B SHARE              C SHARE             R SHARE
                                                 CUSIP       Quotron  CUSIP       Quotron  CUSIP      Quotron  CUSIP       Quotron
                                                 Number      Symbol   Number      Symbol   Number     Symbol   Number      Symbol
Equity Mutual Funds

Nuveen Rittenhouse Growth Fund                   67065W100   #        67065W209   #        67065W308  #        67065W407   NRGRX
Nuveen Growth and Income Stock Fund              67064Y503   NNGAX    67064Y602   NNGBX    67064Y701  #        67064Y800   NNGRX
Nuveen Balanced Stock and Bond Fund              67064Y107   NNSAX    67064Y206   #        67064Y305  #        67064Y404   #
Nuveen Balanced Municipal and Stock Fund         67064Y883   NBMSX    67064Y875   #        67064Y867  #        67064Y859   #
Nuveen Flagship Utility Fund                     33841G108   FUIAX          -       -      33841G306  FLUCX          -       -
Nuveen Income Fund
Nuveen European Value Fund                       67064Y842 # #        67064Y834 #   #      67064Y826  #        67064Y818   #

Municipal Mutual Funds
Nuveen Municipal Bond Fund                       67065Q202   NMBAX    67065Q103   #        67065Q301           67065Q400   NUVBX
Nuveen Insured Municipal Bond Fund               67065Q509   NMBIX    67065Q608   #        67065Q707  NMBKX*   67065Q806   NITNX
Nuveen Flagship All-American Tax Exempt Fund     67065Q889   FLAAX    67065Q871   #        67065Q863  FAACX    67065Q855   #
Nuveen Flagship Limited Term Tax Exempt Fund     67065Q848   FLTDX          -       -      67065Q830  FLTCX    67065Q822   #
Nuveen Flagship Intermediate Tax Exempt Fund     67065Q814   FINTX          -       -      67065Q798  FINCX*   67065Q780   #

Nuveen Flagship AZ Municipal Bond Fund           67065L104   FAZTX    67065L203   #        67065L302  FAZCX*   67065L401   NMARX
Nuveen CA Municipal Bond Fund                    67065N100   NCAAX*   67065N209   #        67065N308  NCACX    67065N407   NCSPX
Nuveen CA Insured Municipal Bond Fund            67065N506   NCAIX    67065N605   #        67065N704  NCAKX*   67065N803   NCIBX
Nuveen Flagship CO Municipal Bond Fund           67065L609   FCOTX    67065L500   #        67065L807  #        67065L880   #
Nuveen Flagship CT Municipal Bond Fund           67065N886   FCTTX    67065N878   #        67065N860  FCTCX*   67065N852   #
Nuveen Flagship FL Municipal Bond Fund           67065L708   FLOTX    67065L658   #        67065L641  FLCTX*   67065L872   NMFLX

Nuveen Flagship GA Municipal Bond Fund           67065P501   FGATX    67065P600   #        67065P709  FGACX    67065P808   #
Nuveen Flagship KS Municipal Bond Fund           67065R101   FKSTX    67065R200   #        67065R309  #        67065R408   #
Nuveen Flagship KY Municipal Bond Fund           67065R507   FKYTX    67065R606   #        67065R705  FKYCX    67065R804   #
Nuveen Flagship KY Limited Term Municipal Bond   67065R887   FLKAX*         -      -       67065R879  FLKCX*   67065R861   #
Nuveen Flagship LA Municipal Bond Fund           67065P881   FTLAX    67065P873   #        67065P865  FTLCX*   67065P857   #
Nuveen MD Municipal Bond Fund                    67065L831   NMDAX    67065L823   #        67065L815  NMDCX*   67065L799   NMMDX
Nuveen MA Municipal Bond Fund                    67065N845   NMAAX    67065N837   #        67065N829  NMZCX*   67065N811   NBMAX
Nuveen MA Insured Municipal Bond Fund            67065N795   NMAIX    67065N787   #        67065N779  NMAKX*   67065N761   NIMAX
Nuveen Flagship MI Municipal Bond Fund           67065R853   FMITX    67065R846   #        67065R838  FLMCX    67065R820   NMMIX
Nuveen Flagship MO Municipal Bond Fund           67065R812   FMOTX    67065R796   #        67065R788  FMOCX*   67065R770   #
Nuveen Flagship NJ Municipal Bond Fund           67065N753   NNJAX    67065N746   #        67065N738  NNJCX*   67065N720   NMNJX

Nuveen Flagship NM Municipal Bond Fund           67065L781   FNMTX    67065L773   #        67065L765  #        67065L757   #
Nuveen Flagship NY Municipal Bond Fund           67065N670   NNYAX    67065N662   #        67065N654  NNYCX*   67065N647   NTNYX
Nuveen NY Insured Municipal Bond Fund            67065N639   NNYIX    67065N621   #        67065N613  NNYKX*   67065N597   NINYX
Nuveen Flagship NC Municipal Bond Fund           67065P840   FLNCX    67065P832   #        67065P824  FCNCX*   67065P816   #
Nuveen Flagship OH Municipal Bond Fund           67065R762   FOHTX    67065R754   #        67065R747  FOHCX    67065R739   NXOHX
Nuveen Flagship PA Municipal Bond Fund           67065L740   FPNTX    67065L732   #        67065L724  FPMBX*   67065L716   NBPAX

Nuveen Flagship TN Municipal Bond Fund           67065P758   FTNTX    67065P741   #        67065P733  FTNCX    67065P725   #
Nuveen Flagship VA Municipal Bond Fund           67065L690   FVATX    67065L682   #        67065L674  FVACX*   67065L666   NMVAX
Nuveen Flagship WI Municipal Bond Fund           67065R721   FWIAX    67065R713   #        67065R697  #        67065R689   #
==================================================================================================================================

     # Will receive a supplemental listing when the number of class shareholder accounts is 300 or when the class asset base reaches $1 million.

     NOTE: A Quotron Symbol requires 1,000 shareholder accounts or $25 million in assets.

     *Denotes supplemental listing only

     Effective June 26, 1998

Although not covered by this Agreement, following are the Nuveen Money Market Funds.

                                                   -------------------
                                                   CUSIP       Quotron
                                                   Number      Symbol
----------------------------------------------------------------------
Nuveen Tax-Free Money Market Funds

Nuveen Tax-Exempt Money Market Fund, Inc.          670634104     NUVXX
Nuveen Tax-Free Reserves, Inc.                     670639103     NRFXX

Nuveen CA Tax-Free Money Market Fund-
  Service Portfolio                                67062D303     NCTXX
  Distribution Portfolio                           67062D402     NCTXX
  Institutional Portfolio                          67062D501     NCTXX

Nuveen MA Tax-Free Money Market Fund-
  Service Portfolio                                670637107     NMAXX
  Distribution Portfolio                           670637206     NMAXX
  Institutional Portfolio                          670637305     NMAXX

Nuveen NY Tax-Free Money Market Fund-
  Service Portfolio                                670637404     NTFXX
  Distribution Portfolio                           670637503     NTFXX
  Institutional Portfolio                          670637602     NTFXX
----------------------------------------------------------------------


Effective June 26, 1998